POWER OF ATTORNEY

Know All by These Presents, that I, Mercedes Walton,

hereby make, constitute, and appoint Jerry P. Lehrman,

Robert J. Vold and John E. Nardecchia or any of them acting alone,

with full power of substitution and revocation, my true and lawful attorney for me and in my name to prepare, execute and file with the Securities and Exchange Commission reports of my beneficial ownership of shares of common stock of Norstan, Inc., giving my said attorney full power and authority to do everything whatsoever necessary to be done in the premises as fully as I could do

if personally present, and hereby ratify and confirm all that my said attorney or his substitute or substitutes shall

lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, I have hereunto set my hand this 15th day of

September, 2004.

/s/ Mercedes Walton

Mercedes Walton

Subscribed and sworn to before me

this 15th day of September, 2004.

/s/ Ruth E. Porter

Notary Public

Ruth E. Porter

Notary Public Minnesota

My Commission Expires 1-31-05